SALARY CONTINUATION AGREEMENT


         This Salary Continuation Agreement (the "Agreement") is made and entered into as of April 21, 1997 (the "Effective Date"), by and between Network Peripherals Inc., a Delaware corporation (the "Company") and Robert O. Hersh ("Employee").

                                    Recitals

         The Company recognizes that the possibility of a change of control or other event may occur which may change the nature and structure of the Company and that uncertainty regarding the consequences of such events may adversely affect the Company's ability to retain its key employees. The Company also recognizes that the Employee possesses an intimate and essential knowledge of the Company upon which the Company may need to draw for objective advice and continued services in connection with any acquisition of the Company or other change of control that is potentially advantageous to the Company's stockholders. The Company believes that the existence of this Agreement will serve as an incentive to Employee to remain in the employ of the Company and will enhance its ability to call on and rely upon the Employee in connection with a change of control.

         The Company and the Employee desire to enter into this Agreement in order to provide additional compensation and benefits to the Employee in recognition of past services and to encourage Employee to continue to devote his full attention and dedication to the Company and to continue his employment with the Company.

         1. Definitions. As used in this Agreement, unless the context requires a different meaning, the following terms shall have the meanings set forth herein:

                  (a) "Cause" means:

                           (i) theft, a material act of dishonesty,  fraud,  the
falsification of any employment or Company records or the commission of any criminal act which impairs Employee's ability to perform his duties under this Agreement;

                           (ii)    improper    disclosure   of   the   Company's
confidential, business or proprietary information by the Employee;

                           (iii) any  action  by  Employee  which the  Company's
Board of Directors (the "Board") reasonably believes has had or will have a material detrimental effect on the Company's reputation or business; or

                           (iv)  persistent  failure of the  Employee to perform
the lawful duties and responsibilities assigned by the Company which is not cured within a reasonable time following the Employee's receipt of written notice of such failure from the Company.

                  (b) "Change of Control Event" means an Ownership Change in which the stockholders of the Company before such Ownership Change do not retain, directly or indirectly, at a least a majority of the beneficial interest in the voting stock of the Company after such transaction or in which the Company is not the surviving corporation. For purposes of this Agreement, an "Ownership Change" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

                           (i) the direct or  indirect  sale or  exchange by the
stockholders of the Company of all or substantially all of the stock of the Company;

                           (ii) a merger or  consolidation  in which the Company
is a party and in which the stockholders of the Company before such Ownership Change do not retain, directly or indirectly, at a least a majority of the beneficial interest in the voting stock of the Company after such transaction or in which the Company is not the surviving corporation;

                           (iii)  the  sale,  exchange,  or  transfer  of all or
substantially all of the assets of the Company; or

                           (iv) a liquidation or dissolution of the Company.

                  (c) "Constructive Termination" means one or more of the following that occurs within two years after the occurrence of any Change of Control Event:

                           (i) without the Employee's  express written  consent,
the assignment to the Employee of any duties, or any limitation of the Employee's responsibilities, substantially inconsistent with the Employee's positions, duties, responsibilities and status with the Company immediately prior to the date of the Change of Control Event;

                           (ii) without the Employee's  express written consent,
the removal of the Employee from the Employee's position with the Company as held by the Employee immediately prior to the Change of Control Event (including a termination of employment as a result of the death or Permanent Disability of the Employee), except in connection with the termination of the employment of the Employee by the Company for Cause;

                           (iii) without the Employee's express written consent,
the relocation of the principal place of the Employee's employment to a location that is more than fifty miles from the Employee's principal place of employment immediately prior to the date of the Change of Control Event, or the imposition of travel requirements on the Employee substantially inconsistent with such travel requirements existing immediately prior to the date of the Change of Control Event;

                           (iv)  any  failure  by the  Company  to  pay,  or any
reduction by the Company of (a) the Employee's base salary in effect immediately prior to the date of the Change of Control Event (unless reductions comparable in amount and duration are concurrently made for all other employees of the Company with responsibilities, organizational level and title comparable to the Employee), or (b) the Employee's bonus compensation in effect immediately prior to the date of the Change of Control Event (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Employee and all other participants in the bonus program);

                           (v) any  failure by the  Company to (a)  continue  to
provide the Employee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any executive, management or administrative group which customarily includes a person holding the employment position or a comparable position with the Company then held by the Employee, any benefit or compensation plans and programs, including, but not limited to, the Company's life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans in which the Employee was participating immediately prior to the date of the Change of Control Event, or their equivalent (provided, that any changes or terminations of such existing benefit or compensation plans or programs shall not be a Constructive Termination if the changed plan or program or a replacement plan or program provides equivalent or more favorable benefits or compensation to the Employee), or (b) provide the Employee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any executive, management or administrative group which customarily includes a person holding the employment position or a comparable position with the Company then held by the Employee; or

                           (vi) any failure or refusal of a successor company to
assume the Company's obligations under this Agreement as required by Section 13.

                  (d) "Effective Date" means the day and year first set forth above.

                  (e) "Permanent Disability" means that:

                           (i) the  Employee  has been  incapacitated  by bodily
injury or disease so as to be prevented thereby from engaging in the performance of the Employee's duties following reasonable accommodations on behalf of the Company;

                           (ii) such total incapacity shall have continued for a
period of six consecutive months; and

                           (iii)  such  incapacity  will,  in the  opinion  of a
qualified physician, be permanent and continuous during the remainder of the Employee's life.

                  (f) "Termination Upon Change of Control" means any one of the following:

                           (i) any termination of the employment of the Employee
by the Company without Cause within one year after the occurrence of any Change of Control Event;

                           (ii)  any   termination  of  the  employment  of  the
Employee by the Company without Cause during the period commencing thirty days prior to the date of the Company's first public announcement that the Company has entered into a definitive agreement to effect an Ownership Change (even though still subject to approval by the Company's stockholders and other conditions and contingencies) and ending on the date of the Change of Control Event; or

                           (iii) any  resignation  by the  Employee  immediately
following any Constructive Termination (with the termination of employment following death or Permanent Disability being deemed a resignation) that occurs within one year after the occurrence of any Change of Control Event.

         "Termination Upon Change of Control" shall not include any termination of the employment of the Employee (a) by the Company for Cause; or (b) as a result of the voluntary termination of employment by the Employee that is not deemed a Constructive Termination under Subsection 1(c) above.

         2. Position and Duties. Until a Change of Control Event, Employee shall continue to be an at-will employee of the Company employed in his current position at his then current salary rate, subject to revision from time to time by the Board of Directors or a committee thereof. Employee shall also be entitled to continue to participate in and to receive benefits on the same basis as other executive or senior staff members under any of the Company's employee benefit plans as in effect from time to time. In addition, Employee shall be entitled to the benefits afforded to other employees similarly situated under the Company's vacation, holiday and business expense reimbursement policies, as amended from time to time. Employee agrees to devote his full business time, energy and skill to his duties at the Company. These duties shall include, but not be limited to, any duties consistent with his position which may be assigned to Employee from time to time.

         3. Benefits Upon Voluntary Termination, Permanent Disability or Death. In the event that Employee voluntarily terminates his employment relationship with the Company at any time and such termination is not deemed a Constructive Termination as described in Subsection 1(c) above, or in the event that Employee's employment terminates as a result of his death or Permanent Disability prior to a Change of Control Event, Employee shall be entitled to no compensation or benefits from the Company other than those earned under Section 2 above through the date of his termination of employment.

         4. Termination Upon Change of Control.

                  (a) In the event of the Employee's Termination Upon Change of Control, Employee shall be entitled to the following separation benefits:

                           (i) those benefits earned under Section 2 (other than
any unpaid incentive bonus) through the date of Employee's termination;

                           (ii)  Employee's  employment  as an  officer  of  the
Company shall terminate immediately; however, the Company shall continue Employee's employment as a non-officer employee of the Company for one year (the "Severance Period"). During such period, Employee shall be entitled to the greater of (i) Employee's then current salary at the time of the Change of Control Event, or (ii) Employee's salary and bonus over the preceding twelve months, in either case less applicable withholding, payable in accordance with the Company's normal payroll practices;

                           (iii) within ten days of submission of proper expense
reports by the Employee, the Company shall reimburse the Employee for all expenses reasonably and necessarily incurred by the Employee in connection with the business of the Company prior to his termination of employment;

                           (iv)  continued  provision of the Company's  standard
employee medical insurance coverages through the end of the Severance Period; thereafter, Employee shall be entitled to elect continued medical insurance coverage in accordance with the applicable provisions of federal law (COBRA). Notwithstanding the above, in the event Employee becomes covered under another employer's group health plan during the period provided for herein, the Company shall cease provision of continued group health insurance for Employee; and

                           (v)  notwithstanding  any  provisions to the contrary
contained in any stock option agreement between the Company and the Employee, upon a Termination Upon Change of Control all stock options granted by the Company to the Employee prior to the Change of Control Event, which are not accelerated pursuant to the provisions of Section 5, shall continue to vest during the term of the Severance Period, to the extent such stock options remain outstanding and unexercised at the time of such Termination Upon Change of Control. This Subsection 4(a)(v) shall apply to all such stock option agreements, whether heretofore or hereafter entered into between the Company and the Employee.

                  (b) In the event that Employee accepts employment with, or provides any services to (whether as a partner, consultant, joint venturer or otherwise), any person or entity which offers products or services that are competitive with any products or services offered by the Company or with any products or services that Employee is aware the Company intends to offer, Employee shall be deemed to have resigned from his employment with the Company effective immediately upon such acceptance of employment or provision of services. Upon such resignation, Employee shall not be entitled to any further payments or benefits as provided under this Section 4.

                  (c) In the event that Employee accepts employment with, or provides any services to (whether as a partner, consultant, joint venturer or otherwise), any person or entity while Employee continues to receive any separation benefits pursuant to this Section 4, Employee shall immediately notify the Company of such acceptance and provide to the Company information with respect to such person or entity as the Company may reasonably request in order to determine if that person's or entity's products or services are competitive with the Company's.

         5. Acceleration of Exerciseability of Stock Options.

                  (a) In the  event of a  Change  of  Control  Event  where  the consideration paid to stockholders of the Company consists, at least in part, of other than equity securities of the acquiring entity (except for cash payment for fractional shares), then all stock options granted to the Employee prior to the Change of Control Event (whether heretofore or hereafter granted) which would otherwise become exercisable within 12 months of the Change of Control
Event (assuming Employee's continued employment) shall vest and become exercisable in full 30 days before the consummation of the transaction constituting such Change of Control Event.

                  (b) In the event of a Termination Upon Change of Control, all stock options granted to the Employee prior to the Change of Control Event (whether heretofore or hereafter granted) which would otherwise become exercisable within 12 months of the Change of Control Event (assuming Employee's continued employment) shall vest and become exercisable and shall remain exercisable for a period of at least one year, subject to any longer periods for exercise of such options set forth in the particular option agreements.

         6. Limitation of Payments and Benefits.

                  (a) To the extent that any of the payments and benefits provided for in this Agreement or otherwise payable to the Employee constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code (the "Code") and, but for this Section 6, would be subject to the excise tax imposed by Section 4999 of the Code, the aggregate amount of such payments and benefits shall be reduced such that none of the payments and benefits are subject to excise tax pursuant to Section 4999 of the Code.

                  (b) Within sixty days after the later of termination of employment or the related Change of Control Event, the Company shall notify the Employee in writing if it believes that any reduction in the payments and benefits that would otherwise be paid or provided to the Employee under the terms of this Agreement is required to comply with the provisions of Subsection 6(a). If the Company determines that any such reduction is required, it will provide the Employee with copies of the information used and calculations made by the Company to determine the amount of such reduction. The Company shall determine, in a fair and equitable manner after consultation with the Employee, which payments and benefits are to be reduced so as to result in the maximum benefit for the Employee.

                  (c) Within thirty days after the Employee's receipt of the Company's notice pursuant to Subsection 6(b), the Employee shall notify the Company in writing if the Employee disagrees with the amount of reduction determined by the Company, or the selection of the payments and the benefits to be reduced. As part of such notice, the Employee shall also advise the Company of the amount of reduction, if any, that the Employee has, in good faith, determined to be necessary to comply with the provisions of Subsection 6(b) and/or the payments and benefits to be reduced. Failure by the Employee to provide this notice within the time allowed will be treated by the Company as acceptance by the Employee of the amount of reduction determined by the Company and/or the payments and benefits to be reduced. If any differences regarding the amount of the reduction and/or the payments and benefits to be reduced have not been resolved by mutual agreement within sixty days after the Employee's receipt of the Company's notice pursuant to Subsection 6(b), the amount of reduction and/or the payments and benefits to be reduced determined by the Employee will be conclusive and binding on both parties unless, prior to the expiration of such sixty day period, the Company notifies the Employee in writing of the Company's intention to have the matter submitted to arbitration for resolution and proceeds to do so promptly. If the Company gives no notice to the Employee of a required reduction as provided in Subsection 6(b), the Employee may unilaterally determine the amount of reduction required, if any, and/or the payments and benefits to be reduced, and, upon written notice to the Company, the amount and/or the payments and benefits to be reduced will be conclusive and binding on both parties.

                  (d) If, as a result of the reductions required by Subsection 6(a), the amounts previously paid to the Employee exceed the amount to which the Employee is entitled, the Employee will promptly return the excess amount to the Company.

         7. Exclusive Remedy. Under any claim for breach of this Agreement or wrongful termination, the payments and benefits provided for in Section 4 shall constitute the Employee's sole and exclusive remedy for any alleged injury or other damages arising out of the cessation of the employment relationship between the Employee and the Company in the event of Employee's termination. Except as expressly set forth herein, the Employee shall be entitled to no other compensation, benefits, or other payments from the Company as a result of any termination of employment with respect to which the payments and/or benefits described in Section 4 have been provided to the Employee.

                  Proprietary and Confidential Information. The Employee agrees to continue to abide by the terms and conditions of the Company's confidentiality and/or proprietary rights agreement between the Employee and the Company.

         9. Conflict of Interest. Employee agrees that for a period of one year after termination of his employment with the Company, he will not, directly or indirectly, solicit the services of or in any other manner persuade employees or customers of the Company to discontinue that person's or entity's relationship with or to the Company as an employee or customer, as the case may be.

         10. Arbitration. Any claim, dispute or controversy arising out of this Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association in Santa Clara County, California; provided, however, that this arbitration provision shall not preclude the Company from seeking injunctive relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or confidential and proprietary information. All costs and expenses of arbitration or litigation, including but not limited to attorneys fees and other costs reasonably incurred by the prevailing party, as determined by such arbitration or litigation, shall be paid by the other party. Judgment may be entered on the award of the arbitration in any court having jurisdiction.

         11. Interpretation. Employee and the Company agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

         12. Conflict in Benefits. This Agreement shall supersede all prior arrangements, whether written or oral, and understandings regarding the subject matter of this Agreement; provided, however, that this Agreement is not intended to and shall not affect, limit or terminate (i) any plans, programs, or arrangements of the Company that are either in writing or regularly made available to a significant number of employees of the Company, (ii) any agreement or arrangement with the Employee that has been reduced to writing and which does not relate to the subject matter hereof, or (iii) any agreements or arrangements hereafter entered into by the parties in writing, except as otherwise expressly provided herein.

         13. Successors and Assigns.

                  (a) Successors of the Company. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession transaction shall be a breach of this Agreement and shall entitle the Employee to terminate his employment with the Company within three months thereafter and to receive the benefits provided under Section 4 of this Agreement in the event of Termination Upon Change of Control. As used in this Agreement, "Company" shall mean the Company as defined above and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                           Heirs of Employee.  This Agreement shall inure to the
benefit  of  and  be   enforceable   by  the   Employee's   personal  and  legal
representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Employee should die after the conditions to payment of benefits set forth herein have been met and any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's beneficiary, successor, devisee, legatee or other designee or, if there be no such designee, to the Employee's estate. Until a contrary designation is made to the Company, the Employee hereby designates as his beneficiary under this Agreement the person whose name appears below his signature on this Agreement.

         14. Notices. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                  if to the Company:      Network Peripherals Inc.
                                          1371 McCarthy Boulevard
                                          Milpitas, CA  95035
                                          Attn:  President
and if to the Employee at the address specified at the end of this Agreement. Notice may also be given at such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         15. No Representations. Employee acknowledges that he is not relying and has not relied on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

         16. Validity. If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

         17. Modification. This Agreement may only be modified or amended by a supplemental written agreement signed by Employee and the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.

                                          Network Peripherals Inc.


Date: April 21, 1997                      By: /s/ Pauline Jo Arther
                                                 Signature


                                          Title: President, CEO

Date: April 21, 1997
                                                 Employee's Signature
                                                 /s/ Robert O. Hersh


                                                 Name
                                                 Robert O. Hersh

Address of Designated
Beneficiary:                                     Designated Beneficiary
6826 Via Quito                                   Grace H. Hersh
Pleasanton, CA  94566